LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents, that the undersigned, Shelley Washburn (the "Reporting Person"), hereby constitutes and appoints Gillian A. Hobson, Brandon Brunet, and Emily Kercheville as the Reporting Person's true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each, individually or jointly, to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

      (1)	prepare, execute in the Reporting Person's name and on
the Reporting Person's behalf, and submit to the United States
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the Reporting Person to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

      (2)	execute for and on behalf of the Reporting Person in
the Reporting Person's capacity as an officer or director of Group 1 Automotive, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

      (3)	do and perform any and all acts for and on behalf of
the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

      (4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

	The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

	The undersigned agrees that such attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to any such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the Reporting Person to any of such attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4, or 5 (including amendments thereto), Form ID or the Update Passphrase Form and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	The Reporting Person agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statements or omission of necessary facts in the information provided by the Reporting Person to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 and 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	This Power of Attorney supersedes any power of attorney previously executed by the Reporting Person regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorney-in-fact named in any Prior Powers of Attorney is hereby revoked.

	This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the Reporting Person has caused this
Limited Power of Attorney for Section 16 Reporting Obligations to be executed this 31st day of January, 2025.

	/s/Shelley Washburn
	Shelley Washburn